UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): June 19, 2013 (June 19, 2013)

NATIONAL FINANCIAL PARTNERS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-31781	13-4029115
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

340 Madison Avenue, 20th Floor New York, New York		10173
(Address of principal executive offices)		(Zip Code)

(212) 301-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 19, 2013, National Financial Partners Corp. (the “Company”), held a special meeting of stockholders of the Company (the “Special Meeting”) to approve the previously disclosed Agreement and Plan of Merger, dated as of April 14, 2013 (the “Merger Agreement”), among Patriot Intermediate Holdings B Corp. (f/k/a Patriot Parent Corp.) (“Parent”), Patriot Merger Corp., a direct wholly owned subsidiary of Parent (“Merger Sub”) and the Company, providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are beneficially owned by affiliates of Madison Dearborn Partners, LLC (“Madison Dearborn”).

At the Special Meeting, the Company’s stockholders, upon the recommendation of the Company’s board of directors, approved the adoption of the Merger Agreement, thereby approving the Merger. The Company’s stockholders also approved, on a non-binding advisory basis, certain Merger-related compensation payable to the Company’s named executive officers in connection with the consummation of the Merger, and approved the adjournment of the Special Meeting, if necessary, for the purpose of soliciting additional proxies to approve the adoption of the Merger Agreement. Because there were sufficient votes at the Special Meeting to approve the adoption of the Merger Agreement, thereby approving the Merger, adjournment of the Special Meeting to solicit additional proxies was unnecessary.

Each proposal is described in detail in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission on May 17, 2013 and first mailed to the Company’s stockholders on or about May 20, 2013. Stockholders owning a total of 31,815,678 shares voted at the Special Meeting, representing approximately 79.29% of the shares of the Company’s common stock outstanding as of the close of business on May 16, 2013, the record date for the Special Meeting.

The voting results for each item of business voted upon at the Special Meeting were as follows:

1.	The proposal to adopt the Merger Agreement, thereby approving the Merger, was approved based on the following votes:

For	Against	Abstain	Broker Non-Vote
31,158,092	638,802	18,784	N/A

2.	The proposal to approve, on a non-binding advisory basis, the Merger-related compensation payable to the Company’s named executive officers was approved based on the following votes:

For	Against	Abstain	Broker Non-Vote
26,745,347	4,347,206	723,125	N/A

3.	The proposal to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional proxies to approve the adoption of the Merger Agreement was approved based on the following votes:

For	Against	Abstain	Broker Non-Vote
28,956,958	2,821,121	37,599	N/A

The adoption of the Merger Agreement by the stockholders of the Company satisfies one of the conditions necessary for consummation of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Financial Partners Corp. Date: June 19, 2013

By:	/s/ Donna J. Blank

Name:	Donna J. Blank
Title:	Executive Vice President and Chief Financial Officer